EXHIBIT 10.11

Chubb Group Insurance Companies 15 Mountain View Road Warren, New Jersey 07059	Executive Protection PortfolioSM Executive Liability and Entity Securities Liability Coverage Section

DECLARATIONS	FEDERAL INSURANCE COMPANY
A stock insurance company, incorporated under the laws of Indiana, herein called the Company

THIS COVERAGE SECTION PROVIDES CLAIMS MADE COVERAGE, WHICH APPLIES ONLY TO “CLAIMS” FIRST MADE DURING THE “POLICY PERIOD”, OR ANY EXTENDED REPORTING PERIOD. THE LIMIT OF LIABILITY TO PAY “LOSS” WILL BE REDUCED, AND MAY BE EXHAUSTED, BY “DEFENSE COSTS”, AND “DEFENSE COSTS” WILL BE APPLIED AGAINST THE RETENTION. READ THE ENTIRE POLICY CAREFULLY.

Item 1.	Parent Organization: Ryerson Inc 2621 West 15th Place Chicago, IL 60608

Item 2.	Limits of Liability:

	(A) Each Claim:	$15,000,000.00

	(B) Each Policy Period:	$15,000,000.00

	(C) Sublimit for all Securityholder Derivative Demands under Insuring Clause 4:	$250,000.00

Item 3.	Coinsurance Percentage:

	(A) Securities Claims:	0.00%

	(B) Claims other than Securities Claims:	0.00%

Item 4.	Retention:

	(A) Insuring Clauses 1 and 4:	None

	(B) Insuring Clause 2 (Claims other than Securities Claims):	$1,000,000.00

	(C) Insuring Clauses 2 and 3 (Securities Claims only):	$2,000,000.00

Item 5.	Organization:

	Ryerson Inc and its Subsidiaries

Item 6.	Extended Reporting Period:

	(A) Additional Period:	365 Days
	(B) Additional Premium:	150 % of Annualized Premium for the Expiring Policy Period

Item 7.	Pending or Prior Date:	None

Executive Protection Portfolio SM Executive Liability and Entity Securities Liability Coverage Section

(ii)	such Insured Person having gained in fact any profit, remuneration or advantage to which such Insured Person was not legally entitled,

as evidenced by (A) any written statement or written document by any Insured or (B) any judgment or ruling in any judicial, administrative or alternative dispute resolution proceeding.

Applicable To Insuring Clause 3 Only

8.	The Company shall not be liable under Insuring Clause 3 for Loss on account of any Securities Claim made against any Organization:

(a)	based upon, arising from, or in consequence of:

(i)	the committing in fact of any deliberately fraudulent act or omission or any willful violation of any statute or regulation by an Organization or by any past, present or future chief financial officer, in-house general counsel, president, chief executive officer or chairperson of an Organization; or

(ii)	such Organization having gained in fact any profit, remuneration or advantage to which such Organization was not legally entitled,

as evidenced by (A) any written statement or written document by any Insured or (B) any judgment or ruling in any judicial, administrative or alternative dispute resolution proceeding; or

(b)	for any actual or alleged liability of an Organization under any contract or agreement that relates to the purchase, sale, or offer to purchase or sell any securities; provided that this Exclusion 8(b) shall not apply to liability that would have attached to such Organization in the absence of such contract or agreement.

Severability of Exclusions

9. (a)	No fact pertaining to or knowledge possessed by any Insured Person shall be imputed to any other Insured Person for the purpose of applying the exclusions in Subsection 7 of this coverage section.

(b)	Only facts pertaining to and knowledge possessed by any past, present, or future chief financial officer, in-house general counsel, president, chief executive officer or chairperson of an Organization shall be imputed to such Organization for the purpose of applying the exclusions in Subsection 8 of this coverage section.

Spouses, Estates and Legal Representatives

10.	Subject otherwise to the General Terms and Conditions and the limitations, conditions, provisions and other terms of this coverage section, coverage shall extend to Claims for the Wrongful Acts of an Insured Person made against: